UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
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                         April 25, 2005 (April 13, 2005)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


            Oklahoma                    1-13726                   73-1395733
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  (State or other jurisdiction     (Commission File No.)        (IRS Employer
        of incorporation)                                   Identification No.)


     6100 North Western Avenue, Oklahoma City, Oklahoma             73118
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         (Address of principal executive offices)                 (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.


     On April 13, 2005, Chesapeake Energy Corporation (the "Company") filed a Form 8-K reporting under Item 8.01 Other Events that it had issued a press release on April 13, 2005 announcing the pricing of a private offering of $400 million of 5.00% cumulative convertible preferred stock. The press release was attached to the Form 8-K as Exhibit 99.1. The Form 8-K should have reported the event under Item 3.02 Unregistered Sales of Equity Securities as well as Item
8.01. The following provides information about the offering.

     On April 14, 2005, the Company entered into a purchase agreement with Credit Suisse First Boston LLC, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, acting on behalf of themselves and as representatives of the several other purchasers named therein (collectively, the "Initial Purchasers") for the purchase and sale of up to 4,600,000 shares of the Company's 5% Cumulative Convertible Preferred Stock (Series 2005), $.01 par value and $100 liquidation preference per share (the "Preferred Stock"). The sale of 4,000,000 shares of Preferred Stock occurred on April 19, 2005, and the sale of an additional 600,000 shares of Preferred Stock occurred on April 25, 2005 following the exercise by the Initial Purchasers of an option to purchase such shares within 30 days following April 13, 2005. The discount to the Initial Purchasers was 2.75% plus accumulated dividends from April 19, 2005. The aggregate offering price for the 4,600,000 shares of Preferred Stock was $460 million and the aggregate discount was $12.65 million.

     The Preferred Stock was sold by the Company to the Initial Purchasers in a private placement in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Each of the Initial Purchasers represented that it is an accredited investor within the meaning of Regulation D under the Securities Act. The Initial Purchasers have each represented and agreed that they have offered and sold, and will offer and sell, the Preferred Stock they acquire under the purchase agreement only in accordance with Rule 144A under the Securities Act.

     Each share of Preferred Stock is convertible at any time, at the option of the holder, into 3.8811 shares of Chesapeake common stock in accordance with the terms of the Certificate of Designation relating to the Preferred Stock which was filed by the Company with the Oklahoma Secretary of State on April 18, 2005. The conversion rate is based on an initial conversion price of $25.766 per share of common stock, subject to adjustment upon the occurrence of certain events. The Preferred Stock is subject to mandatory conversion, at the option of the Company, (1) on or after April 15, 2010 at the then conversion price if the closing price of the Common Stock is at least 130% of the conversion price for at least 20 trading days during a period of 30 consecutive trading days, and (2) on or after April 15, 2010, if there are less than 250,000 shares of Preferred Stock outstanding at the time, at the then conversion price, or, if lower, the then current market price of the common stock.

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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHESAPEAKE ENERGY CORPORATION


                                   By:     /s/ Aubrey K. McClendon
                                           ------------------------------------
                                               Aubrey K. McClendon
                                               Chairman of the Board and
                                               Chief Executive Officer


Date:         April 25, 2005

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